Exhibit 23.1

Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated Stock Option Plan of Adherex Technologies Inc. of our report dated February 11, 2005, with respect to the financial statements of Adherex Technologies Inc. included in its Transition Report (Form 20-F) for the period from July 1, 2004 to December 31, 2004, filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
July 15, 2005